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                              EMPLOYMENT AGREEMENT

     This Agreement made this 2nd day of January 1, 1997 between All Communications Corporation having its principal place of business at 1450 Route 22, Mountainside, New Jersey hereinafter referred to as the 'EMPLOYER' and Leo Flotron residing at 30 Happy Valley Road, Westerly, Rhode Island 02891, hereinafter referred to as the 'EMPLOYEE'.

     In consideration of the mutual promises set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

1. EMPLOYMENT.

     EMPLOYER hereby employs EMPLOYEE, and EMPLOYEE hereby accepts employment from EMPLOYER for the period commencing January 1, 1997 ('Commencement Date') and ending three years thereafter on December 31, 1999, specifically subject to prior termination as herein provided.

     2. EMPLOYEE shall be employed by EMPLOYER as EMPLOYER's Vice President of Video Sales and Marketing. The parties hereby agree as follows:

          A) EMPLOYEE shall execute any and all duties required of him in accordance with the terms of this Agreement at the principal place of business of EMPLOYER, or at such times or other places as may be directed by EMPLOYER; provided, however, that EMPLOYEE will be permanently located in Union County, New Jersey.

          B) EMPLOYEE agrees to render such other services to EMPLOYER of the kind as may be from time to time required of EMPLOYEE by EMPLOYER.

3. COMPENSATION.

     As compensation for services rendered by EMPLOYEE to EMPLOYER, EMPLOYER shall pay EMPLOYEE as follows:

          A) EMPLOYER shall pay EMPLOYEE the following cash sums as compensation for EMPLOYEE's services.

          1997....................................................  $104,000.00
          1998....................................................   114,000.00
          1999...................................................    124,000.00

          B) EMPLOYER will pay EMPLOYEE biannually 1/2 of 1% of

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     net   sales.   Net   sales   shall   not   include  taxes,  transportation,
     commissions and fees to non-employees or similar charges. Payment under this subparagraph (B) shall cease upon Employee's termination of employment for any reason.

          (C) Any amount to which EMPLOYEE is entitled as compensation, bonus, or any other form of compensation subject to withholding, shall be subject to usual deductions for appropriate federal and state tax obligations of EMPLOYEE.

4. BENEFITS.

     EMPLOYER shall provide EMPLOYEE the following benefits in addition to compensation:

          A) EMPLOYEE shall in the first instance secure hospital, surgical, medical and other health insurance through EMPLOYEE wife's insurance coverage. In the event such health coverage shall become unavailable, then EMPLOYER shall provide EMPLOYEE and his dependents with group health insurance available to all employees of EMPLOYER on the same basis.

          (B) EMPLOYEE shall be entitled, as of the Commencement Date of this agreement, to an annual paid vacation leave of two weeks at full compensation in the first and second years. For the third year of the term of employment EMPLOYEE shall be entitled to three weeks vacation at full compensation. Vacation time may not be accrued beyond each year.

          C) Beginning with the Commencement Date and for each consecutive calendar month thereafter, EMPLOYEE shall be entitled to receive from EMPLOYER the sum of four hundred dollars ($400.00) per month as reimbursement for vehicle expense.

          D) EMPLOYER shall reimburse EMPLOYEE, on a monthly basis for all expenditures made by employee in connection with travel, entertainment and miscellaneous expenses, provided such expenses have been incurred by EMPLOYEE in connection with the furtherance of EMPLOYER's business and are substantiated in writing. EMPLOYEE shall submit documentary evidence (such as receipts for paid bills, etc.) in form satisfactory to EMPLOYER, which states sufficient information to establish the amount, date, place, and the character of the expenditure for any expense incurred by EMPLOYEE in furtherance of EMPLOYER's business.

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     EMPLOYER  does not have any disability plan  in effect at the present time.
It is EMPLOYER's intention to effectuate a plan for the benefit of all employees at the discretion of the EMPLOYER's Board of Directors at such time as the financial condition of EMPLOYER may make the implementation of a disability plan feasible.

5. TERMINATION.

     This Agreement may be terminated before its normal expiration date as follows:

          A) By the EMPLOYEE giving of ninety days written notice to EMPLOYER.

          B) EMPLOYER may terminate this agreement upon written notice to EMPLOYEE for cause, which said cause shall be limited to the following:

             1) EMPLOYEE's habitual intoxication or drug addiction;

             2) EMPLOYEE's   being  convicted  of   a   felony  involving  moral
        turpitude;

             3) A final  adjudication by  a court of  competent jurisdiction  of
        EMPLOYEE   being  mentally  incompetent  as  that  term  is  defined  in accordance with the statutes of the state of New Jersey; or

             4) For EMPLOYEE's substantial or material breach of loyalty to the EMPLOYER.

          C) This Agreement shall automatically terminate as of EMPLOYEE's death and all monetary obligations of EMPLOYER to EMPLOYEE as set forth herein (exclusive of any death benefits for which EMPLOYEE's beneficiaries are entitled to hereunder;) shall be prorated to the date of death and paid to EMPLOYEE's estate including but not limited to the salary, bonuses, compensation, vehicle reimbursement, other reimbursements, insurance, compensation and benefits.

          D) EMPLOYER shall have the right to terminate this Agreement after giving to EMPLOYEE ten (10) days written notice of this intention to do so, should EMPLOYEE, because of 'total and permanent disability' be unable to perform any duties required of EMPLOYEE hereunder for a period of ninety
     (90) consecutive days; the term 'total and permanent disability shall mean the existence of a

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    permanent  mental  or  physical  disability, determined  by  a  physician in
    accordance  with  generally  accepted  medical  principles,  which   renders
    EMPLOYEE totally unable to perform the duties of EMPLOYEE under the terms of this Agreement. In the event of termination in accordance with the foregoing, EMPLOYEE shall continue to be entitled to receive from EMPLOYER any and all salaries, bonuses, benefits, during the foregoing ninety (90) day period.

    E) If EMPLOYER terminates this Agreement for any reason set forth in paragraph 5B above EMPLOYEE shall not be entitled to any compensation provided for herein for any remainder of the term of this Agreement.

7. NONDISCLOSURE COVENANT.

     EMPLOYEE shall directly or indirectly disclose or use at any time, either following or subsequent to the term of employment as set forth in this Agreement, any of the following that are secret or confidential unless EMPLOYEE shall first secure the written consent of EMPLOYER: Information, knowledge, or data of EMPLOYER whether or not obtained, acquired or developed by EMPLOYEE. On termination of this Agreement, EMPLOYEE shall return to EMPLOYER all notes, memorandum, notebooks or other documents made by, compiled by or delivered to EMPLOYEE concerning any customers, distributors, systems, products, apparatus used, developed or investigated by EMPLOYEE during his employment, it being agreed that same and, to the extent recognized by law all information contained therein, are at all times the property of EMPLOYER.

8. BUSINESS COVENANT.

     During the term of this Agreement, EMPLOYEE shall devote his entire productive time, ability, and attention to the business of EMPLOYER. EMPLOYER shall not during normal business hours, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise without the prior writen consent of EMPLOYER.

9. NON COMPETE

     The Employee acknowledges that his services and responsibilities are of particular significance to the Company and that his position with the Company does and will continue to give him an intimate knowledge of its business. Because of this, it is important to the Company that the Employee be restricted from competing with the Company in the event that he terminates his employment. Therefore the Employee agrees that in the event that this Agreement is terminated by Employee pursuant to paragraph 5a

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above he  shall not  compete directly  or  indirectly with  the Company  or  its business anywhere in the United States for a period of 1 year after the termination of his employment, but in no event shall this restriction continue after December 31, 1999.

10. NOTICES.

     All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given if mailed by certified or registered mail, return receipt requested, addressed to the intended recipient as follows or such other address provided by either party to the other:

          A)  To  EMPLOYER,  1450  Route  22,  Mountainside,  New  Jersey, 07092
     Attention: Richard A. Reiss, President, with copy to Robert B. Kroner, Esq, 111 Northfield Avenue, West Orange, New Jersey, 07052.

          B) To EMPLOYEE, 180 Riverside Drive, Apartment 2D, New York, New York 10024.

11. INSURANCE

     At the present time EMPLOYER does not have in effect any key man insurance on the life of Richard A. Reiss or any other employee. It is EMPLOYER's intention to purchase such insurance on the life of Richard A. Reiss at the discretion of EMPLOYER's Board of Directors.

12. MISCELLANEOUS

     This Agreement contains the entire agreement of the parties hereto and shall not be modified or changed in any respect except by writing executed by the parties hereto. This Agreement supersedes all previous Employment Agreements between EMPLOYER and EMPLOYEE. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the state of New Jersey. Captions in this Agreement are totally for convenience, and are not a substantive part of this Agreement, and shall not in any manner alter or vary the interpretation or construction of this Agreement. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and personal representatives, EMPLOYEE may not assign this Agreement.

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     In Witness Whereof the parties have executed this Agreement on the date and year first above set forth.

                                          ALL COMMUNICATIONS CORPORATION
                                          /s/ RICHARD A. REISS
                                          --------------------------------------
                                          RICHARD A. REISS
                                          PRESIDENT
                                          /s/ LEO FLOTRON
                                          --------------------------------------
                                          LEO FLOTRON

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